As filed with the Securities and Exchange Commission on April 16, 2008
Registration No. __________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BNH INC.
(Exact name of Registrant as specified in its charter)

Nevada	8731	92-0189305
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

BNH INC.
c/o Nehemya Hesin
29 Rashbi St. Apt # 19
Modiin Illit, Israel, 71919
Telephone: 011-972-545-681-953
Fax: 011-972- 8-636-2001
(Address and telephone number of Registrant's principal executive offices)

BNH INC.
c/o Nehemya Hesin
29 Rashbi St. Apt # 19
Modiin Illit, Israel, 71919
(Address of principal place of business or intended principal place of business)

EastBiz.com, Inc.
5348 Vegas Drive
Las Vegas, NV 89108
Tel: 702-871-8678
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

SRK Law Offices Rabin Science Park Rehovot, Israel Telephone No.: (718) 360-5351 Facsimile No.: (011) (972) 8-936-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ] Accelerated Filer [ ]

Non-accelerated filer [ ] Smaller reporting company [X]

Calculation of Registration Fee
Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 per share(1)	2,000,000	$0.025(2)	$50,000	$4.60
Total	2,000,000	$0.025(2)	$50,000	$4.60

(1)	Represents common shares currently outstanding to be sold by the selling security holders.

(2)
There is no current market for the securities. Although the registrant’s common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.025 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED APRIL 16, 2008

BNH Inc.

2,000,000 Shares of Common Stock, par value $0.001

This prospectus relates to the resale of 2,000,000 shares of common stock, par value $0.001, of BNH Inc., which are issued and outstanding and held by persons who are stockholders of BNH Inc.

The selling security holders will be offering their shares of common stock at a price of $0.025 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the Over-The-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____, 2008

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our” or “us” refer to BNH Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

BNH Inc. was incorporated under the laws of the State of Nevada on September 4, 2007. We are a development stage company. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees. Our plan of operation is to distribute biodegradable plastics, specifically disposable utensils, such as plates and cups, to environmentally conscious consumers. We intend to offer these products as an alternative to standard disposable plastic utensils. To date, we have conducted market research regarding facilities that manufacture biodegradable disposable utensils in the Far East. We have also conducted preliminary market research of competing products in our target markets.

Our offices are currently located at BNH Inc. c/o Nehemya Hesin, 29 Rashbi St. Apt # 19, Modiin Illit, Israel, 71919, telephone: 011-972-545-681-953. We do not have an internet website.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt whether we will continue as a going concern.

The Offering

Securities being offered by the selling stockholders:	2,0000,000 shares of common stock

Offering price:	$0.025 per share until a market develops and thereafter at market prices or prices negotiated in private transactions

Number of shares outstanding prior to the offering:	7,000,000 shares of common stock

Number of shares outstanding after the offering:	7,000,000 shares of common stock

Market for the common stock:
There has been no market for our securities. Our common stock is not traded on any exchange or on the Over-The-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary Financial Information

As of
March 31,
2008
(Audited)
Balance Sheet Items-
Cash in bank	$40,889

Total current assets	$40,889

Total assets	$40,889

Accounts payable	$488

Accrued liabilities	$21,250

Loan from stockholder	$250

Total current liabilities	$21,988

Stockholders' equity	$18,901

	Period Ended	Cumulative
	March 31,	from
	2008	Inception
	(Audited)	(Audited)
Statements of Operations items-
Revenues	$-	$-

General and administrative expenses	$10,301	$36,099

Other income (expense)	$-	$-

Net (loss)	$(10,301)	$(36,099)

(Loss) per common share - Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	6,758,242

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

1.  We are a development stage company with no operating history and may never be able to effectuate our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. Our Company was established on September 4, 2007. Although we have begun initial investigations into the bioplastic industry, we may not be able to successfully implement our business objectives. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business. We have not generated any revenues to date. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and our Company is a highly speculative venture involving a high degree of financial risk.

2.  We expect losses in the future because we have no revenue to offset losses.

As we have no current revenue, we are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3.  We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

We have not yet established an ongoing source of revenues. Furthermore, we anticipate generating losses for the next 12 months. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period September 4, 2007 (inception) to March 31, 2008. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

4.  We will rely on third parties to develop, produce, package, sell, and market our products, which may place us at a competitive disadvantage.

We intend to retain third party firms for the following purposes: We plan to locate and enter into agreements with one or more manufacturing companies that currently manufacture biodegradable disposable utensils, plates and cups. We also plan to locate and enter into agreements with distributors for the sale of our products, and eventually with third party logistics providers to provide order fulfillment services. We also plan to locate and enter into an agreement with a web developer for the purpose of developing our website for direct sales of our products to consumers. As a result, we expect to be dependent on those third party firms that we engage. There is no assurance that we will be able to enter into contracts with any such third parties on terms that are favorable to us. If any of our third party contractors breaches the contract or does not have the ability, for financial or other reasons, to perform its obligations, we may not be able to implement our business plan. Our reliance on third parties may place us at a competitive disadvantage.

5.  If we are unable to obtain additional funding, our business operations will be harmed.

We will require additional funds to implement our business plan. We anticipate that we will require a minimum of $125,000 to fund our planned activities for the next twelve months. We hope to raise this capital through the sale of our securities in a private placement. If we are unable to raise the required capital, our ability to grow will be restricted and our ability to continue to conduct business operations will be harmed. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans, which could cause the Company to become dormant. Furthermore, any additional equity financing may involve substantial dilution to our then existing shareholders.

6.  We may not be able to compete with current and potential competitors, some of whom have greater resources and experience than we do.

We may not have the resources to compete with our existing competitors or with any new competitors. We intend to compete with many providers of bioplastic and biodegradable disposable utensils, as wells as with providers of traditional plastic utensils, all of which have significantly greater personnel, financial, and managerial resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

Moreover, as the demand for bioplastic and biodegradable disposable utensils increases, new companies may enter the market and the influx of added competition will pose an increased risk to our Company. Increased competition may lead to price wars, which would harm us since we would be unable to compete with companies with greater resources. In addition, increased competition and increased demand may create a stress on the bioplastic manufacturers’ output capabilities, which may lead to increased prices, which would also harm our ability to compete in the disposable utensils market.

7. Since our officers and Directors may work or consult for other companies, their other activities could slow down our operations.

Our officers and Directors are not required to work exclusively for us and do not devote all of their time to our operations. Presently, our officers and Directors allocate only a portion of their time to the operation our business. Since our officers and Directors are currently employed full-time elsewhere, they are able to commit to us only up to 3-6 hours a week. Therefore, it is possible that their pursuit of other activities may slow our operations and reduce our financial results because of the slow-down in operations.

8. Our officers and Directors are located in Israel.

Since all of our officers and Directors are located in Israel, any attempts to enforce liabilities upon such individuals under the U.S. securities and bankruptcy laws may be difficult.

9. We need to retain key personnel to support our business and ongoing operations.

The development of our business and the marketing and sale of our products will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers and the engagement of key employees and contractors who have critical industry experience and relationships that we rely on to implement our business plan. The loss of the services of any of our officers or the lack of availability of other skilled personnel would negatively impact our ability to develop our company and to market and sell our intended products, which could adversely affect our financial results and impair our growth.

10. Because both Mr Hesin and Mrs. Mimouni have no experience in running a company that sells bioplastic products, they may not be able to successfully operate such a business which could cause you to lose your investment.

We are a start-up company and we intend to market and sell our bioplastic products. Mr. Hesin and Mrs. Mimouni, our current officers, have effective control over all decisions regarding both policy and operations of our company with no oversight from other management. Our success is contingent upon these individuals' ability to make appropriate business decisions in these areas. It is possible that their lack of relevant operational experience could prevent us from becoming a profitable business and an investor from obtaining a return on his investment in us.

11. The bioplastic industry is subject to the risk of highly volatile price swings.

Fossil fuels and corn are needed for the production of bioplastic products. Even though bioplastic product production is considered more efficient than traditional plastic production in terms of the use of fossil fuels and corn in the manufacturing process, the bioplastic industry remains dependent on the availability of fossil fuels and corn. Due to the rising costs of corn in the commodities market and the cost of petroleum rising on a daily basis and the unstable global oil market, any company relying on fossil fuels and corn as main components of their operating expenses is subject to the risk of highly volatile price swings. Because traditional plastic manufacturing companies use state of the art technology to produce products and purchase petroleum in mass quantities, they are able to keep their costs stable. Any rise in the price of corn and/or petroleum will cause us to incur additional expenses. Thus, we could see retail price jumps in the bioplastic utensils while the increase in traditional plastic utensil prices may be significantly lower.

12. We could be subject to significant and costly product liability claims.

We could be subject to significant product liability claims if the disposable products we sell cause injury or illness. We do not have liability insurance with respect to product liability claims. The costs associated with product liability claims and product recalls could significantly reduce our operating results.

13. Our executive officers own a majority of the outstanding shares of our common stock, and other stockholders may not be able to influence control of the company or decision making by management of the company.

Our executive Officers presently own, in the aggregate, 64.29% of our outstanding common stock. As a result, our executive officers have substantial control over all matters submitted to our stockholders for approval including the following matters: election of our Board of Directors; removal of any of our Directors; amendment of our Articles of Incorporation or bylaws; and adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us. Other stockholders may consider the corporate decisions made by our executive officers to be inconsistent with the interests of these stockholders. In addition, other stockholders may not be able to change the Directors and officers, and are accordingly subject to the risk that management cannot or will not manage the affairs of the company in accordance with such stockholders’ wishes.

14. Because bioplastics are made from feedstock, particularly corn, and corn is used for many different purposes, we face the risk of interruption of supply or increase in costs, which would harm our business and results of operation.

It is estimated that 50% of bioplastic products produced are made from starch, particularly corn starch. Corn is used for many different purposes, as an additive for many foods, as feed for farm animals, in the production of ethanol, etc. As a result, we face the risk of interruption of supply or increase in cost. The competition for bioplastic utensils could be intense, and we may not be able to compete effectively against other purchasers who have higher volume requirements or more established relationships. Even if suppliers have adequate supplies of starch to produce biodegradable products, they may be unreliable in meeting delivery schedules, experience their own financial difficulties, provide products of inadequate quality, or provide them at prices which reduce our profit. Any problems that our manufacturers face with regard to the supply of starch can be expected to affect our ability to source bioplastic products, which could have a material adverse effect on our financial condition, business, results of operations, and continued growth prospects.

15. Establishing a new brand requires effective marketing and product placement which may take a long period of time.

Our principal business strategy is to develop our brand name as a respected brand associated with the highest quality bioplastic products.   The marketing of our intended product is highly dependent on creating favorable consumer perception.    We have minimal advertising experience.   Competitors have significantly greater advertising resources and experience and enjoy well-established brand names.  There can be no assurance that our initial advertising and promotional activities will be successful in creating the desired consumer perception.

Risks Relating To Our Common Stock

16. We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $0.001 per share, of which 7,000,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

17. Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

18. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over The Counter Bulletin Board after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over The Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

19. State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

20. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

21. We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorizes us to issue up to 5,000,000 shares of "blank check" preferred stock. Accordingly, our Board of Directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Risks Relating to Operating in Israel

22. We conduct our operations in Israel and therefore our results may be adversely affected by political, economic and military instability in Israel.

Our current operations and our officers and Directors are located in Israel. Accordingly, political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. Any hostilities involving Israel or the interruption or curtailment of trade within Israel or between Israel and its trading partners could adversely affect our operations and could make it more difficult for us to raise capital. Since September 2000, terrorist violence in Israel has increased significantly and negotiations between Israel and Palestinian representatives have not achieved a peaceful resolution of the conflict. The establishment in 2006 of a government in the Palestinian Authority by representatives of the Hamas militant group has created additional unrest and uncertainty in the region.

Further, Israel was engaged in an armed conflict with Hezbollah in the summer of 2006, a Lebanese Islamist Shiite militia group, which involved thousands of missile strikes and disrupted most day-to-day civilian activity in northern Israel. Any armed conflicts, terrorist activities or political instability in the region would likely negatively affect business conditions and could significantly harm our results of operations.

THE OFFERING

This prospectus relates to the resale by certain selling security holders of the Company of up to 2,000,000 shares of our common stock. Such shares were offered and sold by us at a purchase price of $0.025 per share to the selling security holders in private placements conducted in November 2007 through January 2008 pursuant to the exemptions from registration under the Securities Act provided by Regulation S of the Securities Act. As of January 31, 2008, the Company had fully subscribed the private placement and raised $50,000 in gross proceeds.

The selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.025 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders.

DETERMINATION OF OFFERING PRICE

The selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.025 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The offering price of $0.025 per share is based on the price at which the selling shareholders purchased the shares from us. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

MARKET FOR OUR COMMON STOCK

Market Information

There is no public market for our common stock.

We have issued 7,000,000 common shares since the Company’s inception in September 4, 2007 all of which are restricted shares. See "Certain Relationships and Related Transactions" section below regarding these shares. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had 45 holders of record for our common shares as of April 10, 2008.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

Dividends

Please see “Dividend Policy” above.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of April 10, 2008, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling security holders at a purchase price of $0.025 per share in a fully subscribed private placement made in November 2007 through January 2008, pursuant to the exemption from the registration under the Securities Act provided by Regulation S of the Securities Act. None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or Director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 7,000,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Security		Common Shares owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering(1)
Last name	First name			# of Shares	% of Class
Agapova	Nellija	40,000	40,000	0	*
Alekperova	Aleksandra	40,000	40,000	0	*
Andrejevs	Guntis	80,000	80,000	0	*
Berzins	Gatis	40,000	40,000	0	*
Boroda	Ruslans	40,000	40,000	0	*
Buike	Ieva	40,000	40,000	0	*
Buglaks	Deniss	40,000	40,000	0	*
Bulina	Ineta	40,000	40,000	0	*
Celmajeva	Nina	80,000	80,000	0	*
Cinis	Andis	40,000	40,000	0	*
Fedotova	Unda	80,000	80,000	0	*

Fogels	Bruno	40,000	40,000	0	*
Goldina	Agra	40,000	40,000	0	*
Gromovs	Andrejs	40,000	40,000	0	*
Iljasenko	Dmitrijs	40,000	40,000	0	*
Karklins	Andris	80,000	80,000	0	*
Kazoks	Andis	40,000	40,000	0	*
Konovalova	Oksana	80,000	80,000	0	*
Kuks	Janis	40,000	40,000	0	*
Lelis	Janis	40,000	40,000	0	*
Lemesevska	Olga	40,000	40,000	0	*
Lomakins	Tihons	40,000	40,000	0	*
Markitans	Kaspars	40,000	40,000	0	*
Meijere	Edite	40,000	40,000	0	*
Meinarts	Roberts	40,000	40,000	0	*
Minejevs	Vladimirs	80,000	80,000	0	*
Mudrika	Albina	40,000	40,000	0	*
Polozjuks	Jurijs	40,000	40,000	0	*
Primaks	Arturs	40,000	40,000	0	*
Pusevs	Juris	60,000	60,000	0	*
Punculis	Janis	40,000	40,000	0	*
Punculis	Emils	80,000	80,000	0	*
Steinbergs	Arvids	40,000	40,000	0	*
Stepanovs	Arturs	40,000	40,000	0	*
Tarvids	Jevgenijs	80,000	80,000	0	*
Ukse	Egils	80,000	80,000	0	*
Vahrusova	Olga	40,000	40,000	0	*
Virovs	Andrejs	40,000	40,000	0	*
Voronovskis	Dmitrijs	40,000	40,000	0	*
Zarins	Valdis	40,000	40,000	0	*
		2,000,000	2,000,000	0

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(1) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 7,000,000 shares of common stock issued and outstanding as of April 10, 2008.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FISCAL CONDITION AND RESULTS OF OPERATION

The following discussion of our plan of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in “Risk Factors” beginning on page 18 of this prospectus. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We have not generated any revenue since our inception. We are a development stage company with limited operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an ongoing business for the next twelve months.

Plan of Operation

We have not had any revenues since our inception on September 4, 2007. Over the next twelve months we intend to create a customer base for BNH in environmentally conscious retail locations and among foodservice operators. The majority of our current funds will be used to operate our business for the first 6 months. We plan to seek to raise an additional $125,000 to help market our products, create market awareness and build a customer base. At the present time, however, we have not made any arrangements to raise additional cash. We may seek to obtain the funds we need through a second public offering, private placement of securities or loans. Other than as described in this paragraph, we have no other financing plans at this time.

Our objective is to purchase bioplastic utensils from Far-East manufacturers and import these bioplastic utensils initially to Israel for distribution to both retail and foodservice industry customers. We intend to purchase and distribute both a private label line and our own branded products. The Company plans to store the utensils and ultimately sell and ship them to Israel. Ultimately, the Company’s goal is to become an industry leader in the marketing and reselling of bioplastic utensils first in Israel, and eventually in the United States.

We plan to sign purchasing agreements with manufacturers which will take into account a reduced price based on order quantities. We plan on negotiating volume-based contracts with suppliers. Thus, as sales increase, we hope that our purchase price per unit will decrease. We intend to purchase only from suppliers that commit to adhere to our packaging requirements; suppliers must have the ability to source their own materials for the printing of the packages. It is our intent to order from manufacturers that can provide us with all of our product/service needs. Such facilities will be responsible for sourcing, printing, and packaging materials, and for shipping the finished products to our customers.

In the event that due to stock outages only products with generic packaging are available to purchase, we intend to receive a discount for non-branded products. In such a scenario, we may ship the bioplastic products to third party vendors for re-branding or have the supplier re-brand the products via a special project kitting process. Costs may increase slightly for these scenarios.

Activities to Date

BNH Inc. was incorporated under the laws of the State of Nevada on September 4, 2007. We are a development stage company. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees.  To date we have conducted market research regarding facilities that manufacture biodegradable disposable utensils in the Far East. We have also conducted preliminary market research of competing products in our target markets.

Results of Operations

During the period from September 4, 2007 (date of inception) through March 31, 2008, we incurred a net loss of $(36,099). This loss consisted primarily of incorporation costs and administrative expenses. Since inception, we have sold 5,000,000 shares of common stock to our Directors, including our former Directors.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment.

Revenues

We had no revenues for the period from October 31, 2007 (date of inception) through April 10, 2008. We believe that we will be able to commence the marketing and distribution of our products in the end of the first fiscal quarter of 2009.

Liquidity and Capital Resources

Our balance sheet as of March 31, 2008, reflects assets of $40,889. Cash and cash equivalents from inception to date have been insufficient to provide the working capital necessary to operate to date.

We anticipate generating losses and, therefore, may be unable to continue operations in the future. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Recently Issued Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Seasonality

We do not expect our sales to be impacted by seasonal demands for our products and services.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

DESCRIPTION OF BUSINESS

We were incorporated under the laws of the State of Nevada on September 4, 2007. We are a development stage company. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees other than our officers, who are also our Directors.

The address of our principal executive office is BNH Inc., c/o Nehemya Hesin, 29 Rashbi St. Apt #19, Modiin Illit, Israel, 71919. Our telephone number is 011-972-545-681-953. We do not have a website at this time.

Our Business Objective

The purpose of our company is to distribute and sell environmentally friendly and biodegradable plastics (bioplastics for short), in the form of disposable utensils, plates, and cups to environmentally conscious consumers in Israel and later in the United States. We intend to source these bioplastic products from Far East manufacturers, and offer these products as an alternative to traditional disposable plastic utensils.

While traditional plastics are derived from petroleum, bioplastics are a form of plastic derived from renewable biomass sources, such as vegetable oil, corn starch, pea starch, or microbiota. Bioplastics are used either as a direct replacement for traditional plastics or as blends with traditional plastics. There is no international agreement on how much bio-derived content is required to use the term bioplastic.

Bioplastics break down through the normal biodegradable process into nutrient rich soil and thereby cause no harm to the environment. There are four different types of bioplastics:

•	Starch-based plastics - thermoplastic starch, such as Plastarch material

•	Polylactide acid (PLA) - transparent plastic made from natural resources

•	Poly-3-hydroxybutyrate (PHB) - a polyester produced from renewable raw materials

•	Polyamide 11 (PA 11) - a biopolymer derived from vegetable oil

(http://en.wikipedia.org/wiki/bioplastic)

In contrast, plastics are made from petroleum. During the manufacturing process, plastics emit harmful chemicals such as ethylene oxide, benzene and xylenes into the environment. Unlike bioplastics, plastics do not break down in the environment, and the chemicals emitted from the manufacturing of plastics have been linked to various illnesses such as allergies, asthma, liver disease, and cancer. (http://findarticles.com/p/articles/mi_qn4176/is_20060111/ai_n15991706).

Though similar means are used in an industrial sense to create bioplastics, the quantity of petroleum used to process bioplastics is much less. "Italian bioplastic manufacturer Novamont states in its own environmental audit that producing one kilogram of its starch-based product uses 500g of petroleum and consumes almost 80% of the energy required to produce a traditional polyethylene polymer. Environmental data from NatureWorks, the only commercial manufacturer of PLA (polylactic acid) bioplastic, says that making its plastic material delivers a fossil fuel savings of between 25 and 68 per cent compared with polyethylene. . . " (http://wikipedia.org/wiki/bioplastic)

Bioplastic is an emerging industry because of bioplastic’s ability to replace traditional plastic as the material of choice for a large number of everyday needs. Medical storage bags, grocery store bags, film, liquid containers, food trays, forks, knives, etc are just a few of the plastic products that can be manufactured from bioplastic. As the world becomes more conscious of the environmental hazards associated with the manufacture, use, and disposal of traditional plastics, bioplastic has the potential to become an economical alternative to maintain a healthy ecosystem.

Our objective is to purchase bioplastic utensils from Far-East manufacturers and import these bioplastic utensils initially to Israel for distribution to both retail and foodservice industry customers. We intend to purchase and distribute both a private label line and our own branded products. The Company plans to store the utensils and ultimately sell and ship them to Israel. Ultimately, the Company’s goal is to become an industry leader in the marketing and reselling of bioplastic utensils first in Israel, and eventually in the United States.

Our Business Strategy

Almost all grocery stores and retail outlets carry disposable plastic utensils such as cups, plates, forks, knives and spoons. In addition, the foodservice industry is a big end user of plastic utensils. The global market for paper and plastic disposables is estimated at $30 billion dollars a year (http://www.usatoday.com/money/industries/food/2006-08-02-ecopicnic-usat x.htm). It is our intent to increase customer awareness of the benefits of using biodegradable plastic utensils. We intend to accomplish this objective by building on the BNH brand and our slogan "Eat Green" (“Tochal Yarok” in Hebrew) through marketing, promoting and providing competitive industry pricing on quality bioplastic products.

The Market For Disposable Bioplastic Utensils

The global industry for bioplastic was estimated at 85,000 tons in 2006 (www.wikipeida.org/wiki./bio-plastic), which represented a fraction of the plastic’s industries 12.3 million tons for the same year. The trend towards being "green" has only recently begun to show a global impact. The Freedonia Group estimates that the demand for biodegradable and compostable plastics in the United States is expected to increase 20% per year through 2010. (Source: Biomaterials, Industry Dynamics, “Strong Growth Projections for Bioplastic Film Packaging,” July 4, 2007.) The market for biodegradable - disposable utensils could top $1 billion by the end of 2008. (http://www. Usatoday.com/money/industries/food/2006-08-02-eco-picnicusat x.htm).

Our bioplastic products are intended to be utilized as an alternative to traditional disposable plastic utensils. Consequently, our goal is to have our utensils competitively priced relative to the existing plastic disposable utensils on the market today. For our goals to be realized, we will need to hire and retain a qualified management team, establish strong supplier relationships, secure shipping contracts, secure and lease storage facilities, and identify and enter into agreements with distributors. Additionally, a substantial marketing plan will have to be developed. Since these tasks require considerable time and financial resources, we intend to approach these goals in an incremental fashion.

We have identified several manufacturers of bioplastic forks, knives, spoons, plates and cups in the Far East. Some of these manufacturers are: Red Pod (China) Co Ltd., Suzhou Suyuan Bio-Product Co., Ltd., and Shanghai Qian Dan International Trade Co., Ltd. We intend to negotiate with these manufacturers to have them produce and package these products in their facilities in the Far East for distribution and sale by us. We plan to have these products shipped directly to our distributors and food-service customers in Israel, and eventually in the United States. We plan for all shipments to be paid FOB point of origin. We will attempt to obtain up-front payment or back-to-back letters of credit from our customers to cover our letters of credit to our manufacturers.

During the first 12 months of operation, we plan to offer our bioplastic products in two different branding scenarios:

•
Private label branded products - While the ideal sales method for BNH is to offer only products under the BNH brand, in an effort to increase sales and create a solid customer base, we will offer private label products, if the sales volumes are sufficient and if the customer will accept FOB delivery.

•
BNH branded products - We plan to offer products with the BNH brand at a small discount over private label products in an effort to “create” our brand by getting the BNH “Eat Green” and “Tochal Yarok” labels in front of as many customers as possible. We hope that this will drive future customers to buy the BNH branded products.

As brand awareness increases, BNH expects to have better purchasing leverage and more supplier options. At inception, products will come from China-based production facilities.

Proceeds received by the Company from the private placement conducted from November 2007 through January 2008, will be used for the creation and implementation of a comprehensive business and marketing plan. We intend to raise an additional $125,000 in a private placement. If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a public offering, a private placement, or loans. We may borrow money from our Directors. If the Company needs additional money and is not successful in raising the money, it will have to suspend or cease operations.

Marketing

Our marketing strategy will focus on creating awareness of our brand name for our bioplastic products while expending minimal expenses to do so. We plan to use inexpensive forums to do so, such as internet based advertising, inexpensive 'green' information forums, outside sales, community marketing, and trade shows. We intend to use hands-on sampling at outside events such as local carnivals, camp sites, and parks.

We plan to participate in the following marketing activities:

A.	"Green" information forums: Since our initial market is in Israel, we intend to get involved with the following environmental information forums to establish our product and procure new business:
www.greenteamusa.com
www.nb-nesbad.co.il/
http://www.iued.org.il/

B.
Community Outreach: We plan for our Directors to contact leading city-based environmentally friendly businesses, such as: local health food stores, bio-stores, organic stores, environmental stores, camping equipment retailers. These environmentally friendly businesses include the following:

www.edenteva.co.il
www.teva-kan.info
www.teva-banahala.co.il
In addition, we may hire outside marketing agents to drop leaflets promoting our products in neighborhoods in order to publicize our environmentally friendly bioplastic products.

C.
Trade shows: In order to further our international expansion, we plan to participate in tradeshows and promote customer hands-on demonstrations by allowing customers to handle our bioplastic forks, knives, cups, and plates. We hope that this will lead to real time orders for our bioplastic products.

D.
Since our initial market is in Israel, we intend to negotiate with potential distributors in Israel to find the most attractive terms for our company. Potential distributors include Easy for You Ltd., Hadpeamit. and Peamit.

We plan to analyze the success of our marketing strategy by incorporating sales tracking on a weekly/monthly/quarterly basis and establishing trending so that our sales force (in the initial 12 month the sales force will be the Directors of the Company) can focus our selling strategy. The more successful sales forums will be targeted and penetrated, while the lower yielding selling arenas will not be ignored, but instead, strategies will be redesigned. For example, if sales tracking uncovers that internet banners are yielding 5% of total sales volume while trade show involvement is tracking at 35%, then more resources will be directed at trade shows, such as increased traveling expenses and bigger/better sales locations. Expenditures for Internet bases advertising would then be cut to account for the difference.

Marketing Campaign

We intend to distribute and sell environmentally friendly and biodegradable plastics (bioplastics for short), in the form of disposable utensils, plates, and cups to environmentally conscious consumers in Israel, and later in the United States. We plan for the BNH brand to incorporate a marketing slogan program. Our slogan "Eat Green" (“Tochal Yarok”) will be the primary point of brand recognition. Products will be packaged with the words "Eat Green" and with the phrase, "bring natural home" representing the acronym BNH. We plan to have our future sales force encourage consumers to sample our bioplastic products via sampling and by dropping off sample products in people’s mailboxes. We intend for the sample bioplastic products distributed to consumers to be accompanied by a flier advertising our slogan and acronym phrase, and promoting the vision of the Company, by explaining the benefits of our environmentally friendly bioplastic products.

Once customers begin to order products, BNH plans to offer Eat Green merchandise with certain sales volumes. We intend that Customers ordering 100,000 pieces or more will receive a free BNH hat with the slogan printed on it; a 250,000 piece order will receive a slogan t-shirt; and a 500,000 piece order will receive a hooded sweat shirt. Also, in all special event/trade show scenarios, we plan to hold a drop-a-card lottery where customers will drop their business cards in a container and at the end of the event/show a certain number of cards will be drawn and giveaways with the company logo will be awarded.

Camping promotion - In an effort to capitalize on the younger market segment, BNH plans to offer a promotion where a camping tent imprinted with our logo and acronym will be presented to consumers who mail in proofs of purchase from one hundred packs of our bioplastic products. Customers will be directed to clip the UPCs off of the back of packaging and mail to an address with appropriate information included. The first 100 customers to send in the quantity required will each be awarded a camping tent.

Niche focus advertising - BNH plans to become a market leader in its niche, which will be environmentally focused retailers, camping equipment retailers, and disposable utensil retailers. We intend for our brand messaging to stay consistent with our customers and for our pricing to stay competitive. By advertising in local "green" community forums and offering holiday specials during holidays such as Yom Ha’atsma’ut (Israel) and the 4th of July, and during the summer months, we hope to increase our market share.

Our Competition

There is significant competition in our market. In Israel, our competition includes companies such as Ecoplates and Ecojo. The market in Israel is less developed than in the United States, where bioplastic products can be purchased directly from the distributors’ web sites and at other retail locations. The market in the United States is the most developed and many retail chains carry bioplastic utensils. When we eventually market our products in the United States, we will be competing with Tocobaga Traders, Green Home, and Green Earth Office Supplies, among others. These companies have much more resources than we do and are able to purchase their products in larger quantities, thereby reducing their purchasing costs.

Expenditures

We have not had any revenues since our inception on September 4, 2007. Over the next twelve months we intend to create a customer base for BNH in environmentally conscious retail locations and foodservice operators. The majority of our current funds will be used to operate our business for the first 6 months. We seek to raise an additional $125,000 to help market our products, create market awareness and build a customer base.

The following chart provides an overview of our budgeted expenditures by area of activity over the next 12 months:

Marketing materials	$10,000
Office supplies	$10,000
Web-site	$5,000
BioPlastic supplies	$25,000
Travel expenses	$35,000
Consultants	$15,000
Market Study	$15,000
Miscellaneous	$10,000
TOTAL	$125,000

Dependence on One or a Few Major Suppliers

We plan to purchase our bioplastic products from several different suppliers in the Far East so as not to be dependent on one major supplier. However, if we end up entering into supply contracts with only one or two suppliers, then we may end up being dependent on such supplier(s) for the supply of all or most of our bioplastic products.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

We have not entered into any franchise agreements or other contracts that have given, or could give rise to, obligations or concessions. Beyond our trade name, we do not hold any other intellectual property.

Governmental Regulations

We may be subject to a variety of laws and regulations relating to product safety, among other things. We believe that we are currently in compliance with such laws and have no current liabilities thereunder. Our intent is to maintain strict compliance with all relevant product safety laws, rules and regulations.

Employees

We have no employees. All functions including development, strategy, negotiations and administration are currently being provided by our Directors on a voluntary basis.

DESCRIPTION OF PROPERTY

We do not lease or own any real property. We currently maintain our corporate offices at 29 Rashbi St. Modiin Illit, Israel, 71919, in space provided to us by our President. We do not pay any rental fees for use of this space. This space is sufficient until we commence full operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current Directors and executive officers.

Name and Business Address	Age	Position

Nehemya Hesin	30	President, Treasurer and Director

Danielle Mimouni	54	Secretary, and Director

Mr. Nehemya Hesin joined our company on November 12, 2007. Mr. Hesin is serving as the Company’s President, Treasurer, and Director. Since 2001 Mr. Hesin has held the position of the Chairman of the Breslov Center in Modiin Illit, Israel. Mr. Hesin is responsible for all aspects of the Center, including financial management, operations, and managing the day to day operations In addition, Mr. Hesin’s responsibilities include organizing charitable events such as group dinners to the underprivileged and organizing group travels. From 1998-2001 Mr. Hesin was a sales manager at Tzivha International in Modiin Illit, Israel where he was responsible for selling units in apartment complexes owned by Tzivha International. Mr. Hesin graduated in 1995 from the Breslov High School in Bnei Brak, Israel.

Mrs. Danielle Mimouni is the Company’s Secretary and Director. She is a practicing psychologist and holds a third degree in Psychology from University du Lyon, Lyon France. Mrs. Mimouni is self employed. In the years of 2004-2006 she was hired by the Israel Absorption Office in order to speak at events and assist new immigrants upon their arrival in Israel. During this period and going back to 1999 Mrs. Mimouni conducted private counseling sessions with individuals and also provided marital counseling services to couples.

There are no familial relationships among any of our officers or Directors. None of our Directors or officers is a director in any other reporting companies. None of our Directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or Directors, or any associate of any such officer or Director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Board Composition

Our bylaws provide that the Board of Directors shall consist of one or more members. Each Director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified.

No Committees of the Board of Directors; No Financial Expert

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert”. As such, our entire Board of Directors acts as our audit committee.

Auditors; Code of Ethics

Our principal registered independent auditor is Alan Weinberg CPA. We do not currently have a Code of Ethics applicable to our principal executive, financial, and accounting officers.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Directors. Thus, there is a potential conflict of interest in that our Directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or Directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our Directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

Involvement in Legal Proceedings

No Director, nominee for Director or officer of the Company has appeared as a party during the past five years in any legal proceedings that may bear on his ability or integrity to serve as a Director or officer of the Company.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on September 4, 2007, we have not paid any compensation to our Directors or officers in consideration for services rendered to our Company in their capacity as such. We have no employment agreements with any of our Directors or executive officers. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing, or similar benefit plans.

Since our incorporation on September 4, 2007, no stock options or stock appreciation rights have been granted to any of our Directors or executive officers, none of our Directors or executive officers exercised any stock options or stock appreciation rights, and none of them hold unexercised stock options. We have no long-term incentive plans.

Outstanding Equity Awards

Our Directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

Our Directors do not receive compensation for their services as Directors.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment or other contracts or arrangements with officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, Directors or consultants that would result from the resignation, retirement or any other termination of such Directors, officers or consultants from us. There are no arrangements for Directors, officers, employees or consultants that would result from a change-in-control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of April 10, 2008, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and Director of our Company; and (iii) all officers and Directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 7,000,000 shares of our common stock issued and outstanding as of April 10, 2008. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o BNH Inc., c/o Nehemya Hesin, 29 Rashbi St. Modiin Illit, Israel, 71919.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Nehemya Hesin	Common	3,000,000	42.86%

Danielle Mimouni	Common	1,500,000	21.43%

Directors and Officers as a Group (2 persons)	Common	4,500,000	64.29%

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 2,000,000 shares of common stock on behalf of the selling stockholders

There is no current market for our shares

There has been no market for our securities. Our common stock is not traded on any exchange or on the Over The Counter Bulletin Board. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. The selling security holders will be offering our shares of common stock at a price of $0.025 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. Moreover, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 4, 2007, we issued 250,000 shares of our common stock to Goldy Klein our previous President, Treasurer, Secretary and a Director of the Company. The purchase price paid for such shares was equal to their par value, $0.001 per share, and amounted in the aggregate to $250. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mrs. Goldy Klein was our founding officer and Director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On October 18, 2007, we issued 1,500,000 shares of our common stock to Mrs. Danielle Mimouni, a Director and the current Secretary of the Company. The shares were issued in exchange for services rendered in the amount of $1,500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mrs. Danielle Mimouni is a Director and officer of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On October 25, 2007, we issued 250,000 shares of our common stock to Mrs. Redkina, a former Treasurer of the Company. The shares were issued in exchange for services rendered in the amount of $250. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Ms. Redkina was an officer of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On November 12, 2007, we issued 3,000,000 shares of our common stock to Mr. Nehemya Hesin, the President, Treasurer and a Director of the Company. The shares were issued in exchange for services rendered in the amount of $3,000. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Hesin is a Director and officer of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On December 12, 2007, we borrowed $250 from Goldy Klein, who is a stockholder of the Company and a former officer and Director of the Company.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.001, of which 7,000,000 shares are issued and outstanding as of April 10, 2008. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of Directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer, or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, none of which is issued and outstanding. Our Board of Directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 5,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

Security Holders

As of April 10, 2008, there were 7,000,000 common shares issued and outstanding, which were held by 45 stockholders of record.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our Directors.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 7,000,000 shares of our common stock. Of these shares, all of the 2,000,000 shares to be registered in this offering will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act.

The remaining 5,000,000 shares of common stock to be outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell within any three-month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding, which will equal 18,000 shares immediately after this offering, subject to the continued availability of current public information about us and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our Directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer or employee.

Our financial statements for the period from inception to March 31, 2008, included in this prospectus have been audited by Alan Weinberg, as set forth in their report included in this prospectus.

The legal opinion rendered by SRK Law Offices regarding our common stock to be registered on Form S-1 is as set forth in their opinion letter included in this prospectus.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our officers and Directors are indemnified as provided by the Nevada Revised Statutes and our Articles of Incorporation.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles of Incorporation provide that we will indemnify our Directors and officers to the fullest extent permitted by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Alan Weinberg is our auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

FINANCIAL STATEMENTS

BNH INC.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS
MARCH 31, 2008 AND DECEMBER 31, 2007

Report of Registered Independent Auditors	F-2

Financial Statements-

Balance Sheets as of March 31, 2008 and December 31, 2007	F-3

Statements of Operations for the Periods Ended
March 31, 2008, December 31, 2007, and Cumulative from Inception	F-4

Statement of Stockholders’ Equity for the Period from Inception
Through March 31, 2008	F-5

Statements of Cash Flows for the Periods Ended March 31, 2008, December 31, 2007,
and Cumulative from Inception	F-6

Notes to Financial Statements March 31, 2008 and December 31, 2007	F-7

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of BNH Inc.:

We have audited the accompanying balance sheets of BNH Inc. (a Nevada corporation in the development stage) as of March 31, 2008 and December 31, 2007, and the related statements of operations, stockholders’ equity, and cash flows for periods ended March 31, 2008 and December 31, 2007, and from inception (September 4, 2007) through March 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BNH Inc. as of March 31, 2008 and December 31, 2007, and the results of its operations and its cash flows for the periods ended March 31, 2008 and December 31, 2007, and from inception (September 4, 2007) through March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of March 31, 2008, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Alan Weinberg CPA

Weinberg & Associates LLC
Baltimore, Maryland
April 11, 2008

BNH INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS (NOTE 2)
AS OF MARCH 31, 2008 AND DECEMBER 31, 2007

ASSETS
	2008	2007
Current Assets:
Cash in bank	$40,889	$26,440

Total current assets	40,889	26,440

Total Assets	$40,889	$26,440

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$488	$488
Accrued liabilities	21,250	20,500
Due to shareholder	250	250

Total current liabilities	21,988	21,238

Total liabilities	21,988	21,238

Commitments and Contingencies	-	-

Stockholders' Equity:
Preferred stock, par value $0.001 per share, 5,000,000 shares
authorized; no shares issued and outstanding	-	-
Common stock, par value $0.001 per share, 100,000,000 shares authorized; 7,000,000 and 6,000,000 shares issued
and outstanding respectively	7,000	6,000
Additional paid-in capital	48,000	24,000
Paid stock subscription	-	1,000
(Deficit) accumulated during development stage	(36,099)	(25,798)

Total stockholders' equity	18,901	5,202

Total Liabilities and Stockholders' Equity	$40,889	$26,440

The accompanying notes to financial statements are
an integral part of these statements.

BNH INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE PERIODS ENDED MARCH 31, 2008 AND DECEMBER 31, 2007, AND
CUMULATIVE FROM INCEPTION (SEPTEMBER 4, 2007)
THROUGH MARCH 31, 2008

	Period Ended	From Inception	Cumulative
	March 31,	to December	From
	2008	31, 2007	Inception

Revenues	$-	$-	$-

Expenses:
General and administrative-

Professional fees	9750	20,500	30,250
Officers' Compensation paid by issued shares	-	4,750	4,750
Organization Costs	-	488	488
Bank Charges	551	60	611

Total general and administrative expenses	10,301	25,798	36,099
-
(Loss) from Operations	(10,301)	(25,798)	(36,099)

Other Income (Expense)	-	-	-

Provision for income taxes	-	-	-

Net (Loss)	$(10,301)	$(25,798)	$(36,099)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)	$(0.01)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	6,758,242	2,607,143

The accompanying notes to financial statements are
an integral part of these statements.

BNH INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (NOTE 2)
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 4, 2007)
THROUGH MARCH 31, 2008

					(Deficit)
					Accumulated
			Additional	Paid	During the
	Common stock		Paid-in	Stock	Development
Description	Shares	Amount	Capital	Subscriptions	Stage	Totals

Balance - at inception	-	$-	$-	$-	$-	$-

Common stock issued for officers' compensation	4,750,000	4,750	-	-	-	4,750

Payment for stock subscriptions	-	-	-	1,000	-	1,000

Common stock issued for cash	1,250,000	1,250	24,000	-	-	25,250

Net (loss) for the period	-	-	-	-	(25,798)	(25,798)

Balance - December 31, 2007	6,000,000	$6,000	$24,000	$1,000	$(25,798)	$5,202

Common stock issued for cash	1,000,000	1,000	24,000	(1,000)	-	24,000

Net (loss) for the period	-	-	-	-	(10,301)	(10,301)

Balance - March 31, 2008	7,000,000	$7,000	$48,000	$-	$(36,099)	$18,901

The accompanying notes to financial statements are
an integral part of these statements.

BNH INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE PERIODS ENDED MARCH 31, 2008 AND DECEMBER 31, 2007, AND
CUMULATIVE FROM INCEPTION (SEPTEMBER 4, 2007)
THROUGH MARCH 31, 2008

	Period Ended	From Inception	Cumulative
	March 31,	to December	From
	2008	31, 2007	Inception

Operating Activities:
Net (loss)	$(10,301)	$(25,798)	$(36,099)
Adjustments to reconcile net (loss) to net cash
provided by operating activities:
Common stock issued for officers' compensation	-	4,750	4,750
Changes in net liabilities-
Accounts Payable	-	488	488
Accrued liabilites	750	20,500	21,250

Net Cash Used in Operating Activities	(9,551)	(60)	(9,611)

Investing Activities:
Cash provided by investing activities	-	-	-

Net Cash Provided by Investing Activities	-	-	-

Financing Activities:
Loan from shareholder	-	250	250
Issuance of common stock for cash	24,000	26,250	50,250

Net Cash Provided by Financing Activities	24,000	26,500	50,500

Net (Decrease) Increase in Cash	$14,449	26,440	40,889

Cash - Beginning of Period	26,440	-	-

Cash - End of Period	$40,889	$26,440	$40,889

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

Supplemental schedule of non-cash investing and financing activities:

On October 18, 2007, the Company issued 1,500,000 shares of common stock, valued at
$1,500 to an officer of the Company for services rendered.

On October 25, 2007, the Company issued 250,000 shares of common stock, valued at
$250 to an officer of the Company for services rendered.

On November 12, 2007, the Company issued 3,000,000 shares of common stock, valued at
$3,000 to an officer of the Company for services rendered.

The accompanying notes to financial statements are an integral part of these statements.

BNH INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008 AND DECEMBER 31, 2007

1.  Summary of Significant Accounting Policies

Basis of Presentation and Organization

BNH Inc. (the “Company”) is a Nevada corporation in the development stage, and has not commenced operations. The Company was incorporated under the laws of the State of Nevada on September 4, 2007. The proposed business plan of the Company is to establish the Company as a distributor of biodegradable plastic utensils. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

On September 4, 2007, pursuant to the terms of a subscription agreement, the Company sold 250,000 shares of common stock to Mrs. Goldy Klein, Secretary, for cash payment of $250 (par value). The Company believes this issuance was deemed to be exempt under Regulation S of the Securities Act.

On October 18, 2007, the Company issued 1,500,000 shares of common stock, valued at $1,500 to an officer of the Company for services rendered.

On October 25, 2007, the Company issued 250,000 shares of common stock, valued at $250 to an officer of the Company for services rendered.

On November 12, 2007, the Company issued 3,000,000 shares of common stock, valued at $3,000 to an officer of the Company for services rendered.

In addition, on November 30, 2007, the Company began a capital formation activity through a PPO, exempt from registration under the Securities Act of 1933, to raise up to $50,000 through the issuance of 2,000,000 shares of its common stock, par value $0.001 per share, at an offering price of $0.025 per share. As of December 27, 2007, the Company had received $26,000 in proceeds from the PPO. As of January 23, 2008, the Company had fully subscribed the PPO and raised $50,000 in proceeds with the issuance of 2,000,000 shares of its common stock.

The Company also commenced an activity to submit a Registration Statement on Form S-1 to the Securities and Exchange Commission (“SEC”) to register 2,000,000 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

BNH INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008 AND DECEMBER 31, 2007
Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended March 31, 2008.

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of March 31, 2008 and December 31, 2007, the carrying value of accounts payable-trade and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

BNH INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008 AND DECEMBER 31, 2007

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Concentration of Risk

As of March 31, 2008 and December 31, 2007, the Company maintained its cash account at one commercial bank. The balance in the account was subject to FDIC coverage.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Lease Obligations

All noncancellable leases with an initial term greater than one year are categorized as either capital leases or operating leases. Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of March 31, 2008 and December 31, 2007, and expenses for the period ended March 31, 2008 and December 31, 2007, and cumulative from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

2.  Development Stage Activities and Going Concern

The Company is currently in the development stage, and has not commenced operations. The business plan of the Company is to establish the Company as a distributor of bio-plastic utensils.

BNH INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008 AND DECEMBER 31, 2007

During the period ended March 31, 2008 and December 31, 2007, the Company began a capital formation activity through a PPO, exempt from registration under the Securities Act of 1933, to raise up to $50,000 through the issuance of 2,000,000 shares of its common stock, par value $0.001 per share, at an offering price of $0.025 per share. As of March 31, 2008, the Company had fully subscribed the PPO and raised $50,000 in proceeds with the issuance of 2,000,000 shares of its common stock.

The Company also commenced an activity to submit a Registration Statement on Form S-1 to the Securities and Exchange Commission (“SEC”) to register 2,000,000 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenues to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of March 31, 2008 and December 31, 2007, the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

3. Loan from Stockholder

As of March 31, 2008 and December 31, 2007, a loan from an individual who is a stockholder of the Company amounted to $250. The loan was provided for working capital purposes, and is unsecured, non-interest bearing, and has no terms for repayment.

4.  Common Stock

On September 4, 2007, pursuant to the terms of a subscription agreement, the Company sold 250,000 shares of common stock to Mrs. Goldy Klein, Secretary, for cash payment of $250 (par value). The Company believes this issuance was deemed to be exempt under Regulation S of the Securities Act.

On October 18, 2007, the Company issued 1,500,000 shares of common stock, valued at $1,500 to an officer of the Company for services rendered.

On October 25, 2007, the Company issued 250,000 shares of common stock, valued at $250 to an officer of the Company for services rendered.

On November 12, 2007, the Company issued 3,000,000 shares of common stock, valued at $3,000 to an officer of the Company for services rendered.

In addition, On November 30, 2007, the Company began a capital formation activity through a PPO, exempt from registration under the Securities Act of 1933, to raise up to $50,000 through the issuance of 2,000,000 shares of its common stock, par value $0.001 per share, at an offering price of $0.025 per share. As of December 27, 2007, the Company had received $26,000 in proceeds from the PPO As of January 23, 2008, the Company had fully subscribed the PPO and raised $50,000 in proceeds with the issuance of 2,000,000 shares of its common stock.

BNH INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008 AND DECEMBER 31, 2007

The Company also commenced an activity to submit a Registration Statement on Form S-1 to the Securities and Exchange Commission (“SEC”) to register 2,000,000 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold. As of April 11, 2008, the Company continued with the preparation of its Registration Statement on Form S-1, and had not yet filed it with the SEC.

5.  Income Taxes

The provision (benefit) for income taxes for the period ended March 31, 2008 and December 31, 2007, was as follows (assuming a 23% effective tax rate):

	2008	2007

Current Tax Provision:
Federal-
Taxable income	$—	$—
Total current tax provision	$—	$—

Deferred Tax Provision:
Federal-
Loss carryforwards	$2,369	$5,934
Change in valuation allowance	(2,369)	(5,934)
Total deferred tax provision	$—	$—

The Company had deferred income tax assets as of March 31, 2008 and December 31, 2007, as follows:

	2008	2007

Loss carryforwards	$8,303	$5,934
Less - Valuation allowance	(8,303)	(5,934)
Total net deferred tax assets	$—	$—

The Company provided a valuation allowance equal to the deferred income tax assets for the periods ended March 31, 2008 and December 31, 2007 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of March 31, 2008, the Company had approximately $ 36,099 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire in the year 2028.

BNH INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008 AND DECEMBER 31, 2007

6. Related Party Transactions

On September 4, 2007, pursuant to the terms of a subscription agreement, the Company sold 250,000 shares of common stock to Mrs. Goldy Klein, Secretary, for cash payment of $250 (par value). The Company believes this issuance was deemed to be exempt under Regulation S of the Securities Act.

On October 18, 2007, the Company issued 1,500,000 shares of common stock, valued at $1,500 to an officer of the Company for services rendered.

On October 25, 2007, the Company issued 250,000 shares of common stock, valued at $250 to an officer of the Company for services rendered.

On November 12, 2007, the Company issued 3,000,000 shares of common stock, valued at $3,000 to an officer of the Company for services rendered.

As described in Note 3, as of December 31, 2007, the Company owed $250 to an individual who is a stockholder of the Company.

7.  Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R).” This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

BNH INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008 AND DECEMBER 31, 2007

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115,” which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In December 2007, the FASB issued SFAS 141R, “Business Combinations - Revised 2007,” which replaces FASB Statement No. 141, “Business Combinations.” SFAS 141R establishes principles and requirements intending to improve the relevance, representational faithfulness, and comparability of information that a reporting entity provides in its financial reports about a business combination and its effects. This is accomplished through requiring the acquirer to recognize assets acquired and liabilities assumed arising from contractual contingencies as of the acquisition date, measured at their acquisition-date fair values. This includes contractual contingencies only if it is more likely than not that they meet the definition of an asset or a liability in FASB Concepts Statement No. 6, “Elements of Financial Statements - a replacement of FASB Concepts Statement No. 3.” This statement also requires the acquirer to recognize goodwill as of the acquisition date, measured as a residual. However, this statement improves the way in which an acquirer’s obligations to make payments conditioned on the outcome of future events are recognized and measured, which in turn improves the measure of goodwill. This statement also defines a bargain purchase as a business combination in which the total acquisition-date fair value of the consideration transferred plus any noncontrolling interest in the acquiree, and it requires the acquirer to recognize that excess in earnings as a gain attributable to the acquirer. This therefore improves the representational faithfulness and completeness of the information provided about both the acquirer’s earnings during the period in which it makes a bargain purchase and the measures of the assets acquired in the bargain purchase. The Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

BNH INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008 AND DECEMBER 31, 2007

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51,” which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in its consolidated financial statements. This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to (a) clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parent’s equity, (b) clearly identify and present both the parent’s and the noncontrolling interest’s attributable consolidated net income on the face of the consolidated statement of income, (c) consistently account for changes in parent’s ownership interest while the parent retains it controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly, (d) measure any gain, loss or retained noncontrolling equity at fair value after a subsidiary is deconsolidated, and (e) provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years, and interim periods on or after December 15, 2008. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Name of Expense	Amount
Securities and Exchange Commission registration fee	$4.60
Legal, accounting fees and expenses (1)	$19,000

Total (1)	$19,005
 (1) Estimated.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and Directors are indemnified as provided by the Nevada Revised Statutes and our Articles of Incorporation.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles of Incorporation provide that we will indemnify our Directors and officers to the fullest extent permitted by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below are the shares of all securities of the Company sold by the Company within the last three years which were not registered under the Securities Act.

On September 4, 2007, we issued 250,000 shares of our common stock to Goldy Klein our previous President, Treasurer, Secretary and a Director of the Company. The purchase price paid for such shares was equal to their par value, $0.001 per share, and amounted in the aggregate to $250. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mrs. Goldy Klein was our founding officer and Director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On October 18, 2007, we issued 1,500,000 shares of our common stock to Mrs. Danielle Mimouni, a Director and the current Secretary of the Company. The shares were issued in exchange for services rendered in the amount of $1,500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mrs. Danielle Mimouni is a Director and officer of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On October 25, 2007, we issued 250,000 shares of our common stock to Mrs. Redkina, a former Director of the Company. The shares were issued in exchange for services rendered in the amount of $250. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.

On November 12, 2007, we issued 3,000,000 shares of our common stock to Nehemya Hesin, the President, Treasurer and a Director of the Company. The shares were issued in exchange for services rendered in the amount of $1,500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Nehemya Hesin is a Director and officer of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

From November 2007 through January 2008, we issued 2,000,000 shares of common stock to 41 investors in a fully subscribed private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S. The consideration paid for such shares was $0.025 per share, amounting in the aggregate to $50,000. Each purchaser represented to us that such purchaser was not a United States person (as defined in Regulation S) and was not acquiring the shares for the account or benefit of a United States person. Each purchaser further represented that at the time of the origination of contact concerning the subscription for the units and the date of the execution and delivery of the subscription agreement for such units, such purchaser was outside of the United States. We did not make any offers in the United States, and there were no selling efforts in the United States. There were no underwriters or broker-dealers involved in the private placement and no underwriting discounts or commissions were paid.

All of the aforementioned issuances were made in reliance upon the exemption provided in Section 4(2) of the Securities Act, Regulation S and Regulation D promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection with each of these sales.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Articles of Incorporation of Registrant
3.2	By-Laws of Registrant
4.1	Stock Specimen
5.1	Opinion of SRK Law Offices regarding the legality of the securities being registered
10.1	Form of Regulation S Subscription Agreement
23.1	Consent of Alan Weinberg
23.2	Consent of SRK Law Offices (included in Exhibit 5.1)

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jerusalem, Israel, on April 16, 2008.

BNH INC.

By:  Nehemya Hesin
Name:  Nehemya Hesin
Title:  President, Treasurer and Director
(Principal Executive Officer and Principal Financial and Accounting Officer)

By:  Danielle Mimouni
Name:  Danielle Mimouni
Title:  Secretary and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nehemya Hesin and Danielle Mimouni, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

April 16, 2008	/s/ Nehemya Hesin	Nehemya Hesin	President, Treasurer and Director
April 16, 2008	/s/ Danielle Mimouni	Danielle Mimouni	Secretary and Director